THE SECURITIES REPRESENTED HEREBY (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.


                          COMMON STOCK PURCHASE WARRANT


                              XYBERNAUT CORPORATION


                              Expires July 29, 2006


No.:  W-1009                                        Number of Shares: 39,735
Date of Issuance:  July 30, 2001

          1. Issuance. For good and valuable consideration, the receipt of which is hereby acknowledged by Xybernaut Corporation, a Delaware corporation (the "Company"), DA VINCI INTERNATIONAL LTD., or its registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on July 29, 2006 (the "Expiration Date"), Thirty Nine Thousand Seven Hundred and Thirty Five (39,735) shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") at an initial exercise price of $4.53 per share (the "Exercise Price"), subject to further adjustment as set forth in Section 6 hereof.

          2. Exercise of Warrants. This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

          3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

          4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

          5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

          6. Protection Against Dilution.

             (a) Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted purchase price per share, to equal
(iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total purchase price before adjustment.

             (b) Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original purchase price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section 6 shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders of the Company shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

          7. Warrant Call. At any time or from time to time after the Registration Statement (as defined in Section 8(b) hereof) has been declared effective, the Company, at its option, may, upon written notice to the Holder (the "Call Notice"), call up to one hundred percent (100%) of this Warrant if the Common Stock trades at a price equal to or greater than $6.50 per share for five (5) consecutive trading days prior to the date the Company calls the Warrant. To be effective, the Call Notice must be given within ten (10) days after the aforementioned five (5) day period. The rights and privileges granted pursuant to this Warrant with respect to such Warrant Shares subject to the Call Notice shall terminate if this Warrant is not exercised with respect to such Warrant Shares by the Holder within ten (10) days after the Call Notice is received by the Holder. In the event that this Warrant is not exercised by the Holder with respect to the Warrant Shares subject to the Call Notice, this Warrant shall expire at 5:00 p.m. eastern time on the call date and the Company will remit to the Holder $0.01 per Warrant Share and a new Warrant certificate representing the number of Warrant Shares, if any, with respect to which this Warrant has not been exercised or subject to a Call Notice upon such Holder tendering to the Company the expired Warrant certificate.

        8.   Transfer  to  Comply  with  the  Securities  Act;
             Registration Rights.

             (a) This Warrant has not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws, and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

             (b) The Company agrees to file a registration statement, which shall include the Warrant Shares, on Form S-3 or another available form (the "Registration Statement"), pursuant to the Registration Rights Agreement between the Company and the Holder dated as of July 30, 2001 (the "Registration Rights Agreement").

          9. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two (2) days after the date of deposit in the United States mails, as follows:

             if to the Company, to:

                     Xybernaut Corporation
                     12701 Fair Lakes Circle
                     Suite  550
                     Fairfax, Virginia 22033
                     Attn: John F. Moynahan, Sr. Vice President and Chief Financial Officer
                     Telephone No.: (703) 631-6925
                     Facsimile No.: (703) 631-3903

             with a copy to:

                     Jenkens & Gilchrist Parker Chapin LLP
                     The Chrysler Building
                     405 Lexington Avenue
                     New York, New York  10174
                     Attn: Martin Eric Weisberg, Esq.
                     Telephone No.: (212) 704-6000
                     Facsimile No.: (212) 704-6288

The address with respect to the Holder of this Warrant or of Warrant Shares issued pursuant hereto shall be its last known address or facsimile number appearing on the books of the Company maintained for such purposes. Any party may be notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

          10. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant and the Purchase Agreement, of even date herewith, by and between the Company and the Holder contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

          11. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

          12. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          13. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the 30th day of July 2001.


                                XYBERNAUT CORPORATION



                                By:
                                   ----------------------------------
                                   Name:
                                   Title:

                          NOTICE OF EXERCISE OF WARRANT

     The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate No. W-___ dated as of July 30, 2001, to purchase __________ shares of the Common Stock, par value $.01 per share, of Xybernaut Corporation and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

     Please deliver the stock certificate to:





Dated:
      --------------------




                                        By:
                                           ----------------------------------

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